UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 28, 2004

WILLIAM LYON HOMES

(Exact name of registrant as specified in charter)

Delaware	0-18001	33-0864902
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4490 Von Karman Avenue, Newport Beach, California	92660
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 833-3600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On December 28, 2004, William Lyon Homes (the “Company”) adopted the 2004 William Lyon Homes Executive Deferred Compensation Plan (the “Executive Deferral Plan”) and the 2004 William Lyon Homes Outside Director Deferred Compensation Plan (the “Outside Director Deferral Plan”).

Executive Deferral Plan

Under the Executive Deferral Plan, the Company will provide a select group of management and highly compensated employees of the Company and its affiliates the opportunity to enter into agreements for the deferral of a specified percentage of their compensation. The obligations of the Company under such agreements (the “Executive Deferral Obligations”) will be unsecured general obligations of the Company to pay the deferred compensation in the future in accordance with the terms of the Executive Deferral Plan and will rank pari passu with other unsecured and unsubordinated indebtedness of the Company from time to time outstanding.

To participate in the Executive Deferral Plan in a particular year, eligible employees must enroll in the Executive Deferral Plan and select the percentage of deferral before the beginning of that calendar year. The amount of compensation to be deferred by each participating employee (“Participant”) will be determined in accordance with the Executive Deferral Plan based on election by the Participant. Participants may elect to defer any whole percentage of their base salary and bonus, so long as such percentage does not exceed twenty percent (20%) annually, and the amount deferred is not less than Ten Thousand Dollars ($10,000.00). The Company may make discretionary contributions to the Executive Deferral Plan in addition to amounts deferred by Participants.

The Executive Deferral Obligations will be deemed invested in one or more investment options, which will be individually chosen by each Participant from a list of investment alternatives. Each Participant’s deferred compensation account will be adjusted to reflect the investment performance of the selected investment, including any appreciation or depreciation. Gains or losses are posted to the Participant’s account at the end of every calendar quarter, or more frequently if determined by the Company’s Board of Directors. The investment alternatives are for bookkeeping purposes only, and the Company is not obligated to invest the deferred compensation in the investment alternatives specified by the Participants.

The Board of Directors of the Company is charged with the general administration of the Executive Deferral Plan and the Executive Deferral Obligations. However, to the extent permitted by regulations promulgated by the Internal Revenue Service under Section 409A of the Internal Revenue Code, as amended, if the Company undergoes a “Change in Control” (as defined in the Executive Deferral Plan), the Executive Deferral Plan will be administered by a committee of the individuals who were members of the Company’s Board of Directors 90 days before the Change in Control, with any vacancy in such committee being filled by a person selected by the other members of the committee.

No trustee has been appointed having the authority to take action with respect to the Executive Deferral Obligations and each Participant will be responsible for acting independently with respect to, among other things, the giving of notices, responding to any requests for consents, waivers or amendments pertaining to the Executive Deferral Obligations, enforcing covenants and taking action upon a default. The Company will, however, establish a grantor (“rabbi”) trust as described below.

The Executive Deferral Obligations will be distributed by the Company in accordance with the terms of the Executive Deferral Plan and upon the following circumstances: upon a date selected by a Participant (the date selected must be no earlier than the January 1 of the sixth calendar year after the election is made), termination of employment, death or disability, or upon the occurrence of certain hardship circumstances.

A Participant’s right or the right of any other person to the Executive Deferral Obligations cannot be assigned, transferred, anticipated or otherwise encumbered.

The Company has the right to amend or terminate the Executive Deferral Plan at any time without notice to or consent of any person. However, no such amendment or termination shall reduce (i) the amount credited to the Participant’s account; and (ii) the Participant’s vested percentage in the Company’s discretionary contributions and any deemed investment earnings, gains, losses and changes in value credited on such discretionary contributions. If the Executive Deferral Plan is terminated, benefits will be distributed at the same times and in the same manner as they would have been if the termination had not occurred. The Executive Deferral Plan may also be amended at any time, to the extent that in the opinion of the Company, the amendment is necessary to ensure that the Executive Deferral Plan will be characterized as a plan maintained for a select group of management or highly compensated employees as described in sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended, and the Internal Revenue Code of 1986, as amended. No such amendment shall be considered prejudicial to any interest of a Participant or a beneficiary designated by a Participant.

The Executive Deferral Obligations are not convertible into any other security of the Company. The Company is required to establish a grantor trust, of which the Company is the grantor, within the meaning of subpart E, part I, subchapter J, subtitle A of the Internal Revenue Code of 1986, as amended (commonly referred to as a “rabbi” trust). In the event of the Company’s bankruptcy or insolvency, Participants have no rights to any assets held by such grantor trust, except as general creditors of the Company. The amounts to be contributed to the grantor trust will be determined by the Company in its discretion.

Outside Director Deferral Plan

Under the Outside Director Deferral Plan, the Company will provide members of the Board of Directors of the Company who are not currently officers or employees of the Company or any of its affiliates (each, an “Outside Director,” and collectively, the “Outside Directors”) the opportunity to enter into agreements for the deferral of a specified percentage of their compensation. The obligations of the Company under such agreements (the “Outside Director Deferral Obligations”) will be unsecured general obligations of the Company to pay the deferred compensation in the future in accordance with the terms of the Outside Director Deferral Plan and will rank pari passu with other unsecured and unsubordinated indebtedness of the Company from time to time outstanding.

To participate in the Outside Director Deferral Plan in a particular year, Outside Directors must enroll in the Outside Director Deferral Plan and select the percentage of deferral before the beginning of that calendar year. The amount of compensation to be deferred by each Outside Director will be determined in accordance with the Outside Director Deferral Plan based on election by the Outside Director. Outside Directors may elect to defer any whole percentage of their compensation, up to one hundred percent (100%) annually.

The Outside Director Deferral Obligations will be deemed invested in one or more investment options, which will be individually chosen by each Outside Director from a list of investment alternatives. Each Outside Director’s deferred compensation account will be adjusted to reflect the investment performance of the selected investment, including any appreciation or depreciation. Gains or losses are posted to the Outside Director’s account at the end of every calendar quarter, or more frequently if determined by the Company’s Board of Directors. The investment alternatives are for bookkeeping purposes only, and the Company is not obligated to invest the deferred compensation in the investment alternatives specified by the Outside Directors.

The Board of Directors of the Company is charged with the general administration of the Outside Director Deferral Plan and the Outside Director Deferral Obligations. However, to the extent permitted by regulations promulgated by the Internal Revenue Service under Section 409A of the Internal Revenue Code, as amended, if the Company undergoes a “Change in Control” (as defined in the Outside Director Deferral Plan), the Outside Director Deferral Plan will be administered by a committee of the individuals who were members of the Company’s Board of Directors 90 days before the Change in Control, with any vacancy in such committee being filled by a person selected by the other members of the committee.

No trustee has been appointed having the authority to take action with respect to the Outside Director Deferral Obligations and each Outside Director will be responsible for acting independently with respect to, among other things, the giving of notices, responding to any requests for consents, waivers or amendments pertaining to the Outside Director Deferral Obligations, enforcing covenants and taking action upon a default. The Company will, however, establish a grantor (“rabbi”) trust as described below.

The Outside Director Deferral Obligations will be distributed by the Company in accordance with the terms of the Outside Director Deferral Plan and upon the following circumstances: upon a date selected by an Outside Director (the date selected must be no earlier than the January 1 of the sixth calendar year after the election is made), termination of service as a director, death, or upon the occurrence of certain hardship circumstances.

An Outside Director’s right or the right of any other person to the Outside Director Deferral Obligations cannot be assigned, transferred, anticipated or otherwise encumbered.

The Company has the right to amend or terminate the Outside Director Deferral Plan at any time without notice to or consent of any person. However, no such amendment or termination shall reduce the amount credited to the Outside Director’s account. If the Outside Director Deferral Plan is terminated, benefits will be distributed at the same times and in the same manner as they would have been if the termination had not occurred.

The Outside Director Deferral Obligations are not convertible into any other security of the Company. The Company is required to establish a grantor trust, of which the Company is the grantor, within the meaning of subpart E, part I, subchapter J, subtitle A of the Internal Revenue Code of 1986, as amended (commonly referred to as a “rabbi” trust). In the event of the Company’s bankruptcy or insolvency, Outside Directors have no rights to any assets held by such grantor trust, except as general creditors of the Company. The amounts to be contributed to the grantor trust will be determined by the Company in its discretion.

The Executive Deferral Plan and the Outside Director Deferral Plan are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by this reference. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Executive Deferral Plan and the Outside Director Deferral Plan. Any information disclosed in this Current Report on Form 8-K or the exhibits hereto shall not be construed as an admission that such information is material.

Item 9.01. Exhibits

(c) Exhibits

Exhibit No.	Description
10.1	William Lyon Homes 2004 Executive Deferred Compensation Plan.

10.2	William Lyon Homes 2004 Outside Directors Deferred Compensation Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLIAM LYON HOMES

Dated December 30, 2004

	By:	/s/ Michael D. Grubbs
Michael D. Grubbs Senior Vice President, Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	William Lyon Homes 2004 Executive Deferred Compensation Plan.

10.2	William Lyon Homes 2004 Outside Directors Deferred Compensation Plan.